EXHIBIT 21.1

                   SUBSIDIARIES OF TOTAL SYSTEM SERVICES, INC.

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
Columbus Depot Equipment Company                                100%
A Georgia corporation

TSYS Total Solutions, Inc.                                      100%
A Georgia corporation

Columbus Productions, Inc.                                      100%
A Georgia corporation

TSYS Canada, Inc.                                               100%
A Georgia corporation

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